                                                                  EXHIBIT 23.10

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this registration statement of Homestore.com, Inc. on Form S-1 of our report dated November 22, 1999 relating to the financial statements of National School Reporting Services, Inc. which appear is such registration statement. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

Century City, California

May 8, 2000